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                                 EXHIBIT 22.(J)
                         CONSENT OF INDEPENDENT AUDITORS

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                       CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 29 under the Securities Act of 1933 and Amendment No. 31 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 33-90888 and 811-9010) and related Prospectuses and Statements of Additional Information of Transamerica Investors, Inc. and to the incorporation by reference therein of our report dated February 7, 2006, with respect to the financial statements and financial highlights of Transamerica Premier Funds included in its Annual Report for the year ended December 31, 2005, filed with the Securities and Exchange Commission.



Los Angeles, California
April 26, 2006